Exhibit 99

Table of Contents

Page

Financial Highlights	3

Consolidated Balance Sheets	4

Consolidated Statements of Income (Loss)	5

Consolidated Statements of Cash Flows	6

Reconciliation of Net Loss to Adjusted EBITDA excluding Non-Recurring Other Expense and Net Loss Attributable to Common Shareholders to FFO and Normalized FFO	7

Market Capitalization, Debt and Coverage Ratios	8

Debt Analysis	9

Debt Maturity	10

Securities Portfolio Performance	11

Property Summary and Snapshot	12

Same Property Statistics	13

Acquisitions Summary and Property Portfolio	14

Definitions	15

Press Release Dated November 8, 2023	16

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Operating Information
Number of Communities			135	132
Number of Sites			25,778	24,975
Rental and Related Income	$48,135	$42,893	$140,503	$126,699
Community Operating Expenses	$20,673	$19,181	$60,795	$56,175
Community NOI	$27,462	$23,712	$79,708	$70,524
Expense Ratio	42.9%	44.7%	43.3%	44.3%
Sales of Manufactured Homes	$7,909	$9,044	$23,438	$20,329
Number of Homes Sold	90	89	264	236
Number of Rentals Added	245	142	779	293
Net Loss	$(1,499)	$(5,218)	$(3,403)	$(8,631)
Net Loss Attributable to Common Shareholders	$(5,831)	$(9,745)	$(15,546)	$(36,548)
Adjusted EBITDA excluding Non-Recurring Other Expense	$25,965	$23,242	$74,695	$68,119
FFO Attributable to Common Shareholders	$13,791	$10,292	$36,474	$18,516
Normalized FFO Attributable to Common Shareholders	$14,400	$13,079	$39,169	$35,519

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic and diluted	65,076	54,891	61,853	53,746
Net Loss Attributable to Common Shareholders per Share –
Basic and Diluted	$(0.09)	$(0.18)	$(0.25)	$(0.68)
FFO per Share –
Diluted (1)	$0.21	$0.19	$0.58	$0.34
Normalized FFO per Share –
Diluted (1)	$0.22	$0.24	$0.63	$0.65
Dividends per Common Share	$0.205	$0.20	$0.615	$0.60

Balance Sheet
Total Assets			$1,392,884	$1,266,900
Total Liabilities			$715,137	$755,348

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$686,630	$726,061
Equity Market Capitalization			$927,733	$890,486
Series D Preferred Stock			$279,482	$215,407
Total Market Capitalization			$1,893,845	$1,831,954

(1)	Please see Definitions on page 15.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 3

Consolidated Balance Sheets

(in thousands except per share amounts)

	September 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$89,604	$86,619
Site and Land Improvements	868,123	846,218
Buildings and Improvements	36,012	35,933
Rental Homes and Accessories	504,444	422,818
Total Investment Property	1,498,183	1,391,588
Equipment and Vehicles	28,192	26,721
Total Investment Property and Equipment	1,526,375	1,418,309
Accumulated Depreciation	(402,411)	(363,098)
Net Investment Property and Equipment	1,123,964	1,055,211

Other Assets
Cash and Cash Equivalents	38,646	29,785
Marketable Securities at Fair Value	27,616	42,178
Inventory of Manufactured Homes	38,950	88,468
Notes and Other Receivables, net	78,584	67,271
Prepaid Expenses and Other Assets	14,232	20,011
Land Development Costs	47,560	23,250
Investment in Joint Venture	23,332	18,422
Total Other Assets	268,920	289,385

TOTAL ASSETS	$1,392,884	$1,344,596

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of unamortized debt issuance costs	$442,164	$508,938
Other Liabilities
Accounts Payable	5,978	6,387
Loans Payable, net of unamortized debt issuance costs	144,623	153,531
Series A Bonds, net of unamortized debt issuance costs	99,843	99,207
Accrued Liabilities and Deposits	13,037	16,852
Tenant Security Deposits	9,492	8,485
Total Other Liabilities	272,973	284,462
Total Liabilities	715,137	793,400

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series D- 6.375% Cumulative Redeemable Preferred Stock, $0.10 par value per share; 13,700 and 9,300 shares authorized as of September 30, 2023 and December 31, 2022, respectively; 11,179 and 9,015 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	279,482	225,379
Common Stock- $0.10 par value per share: 153,714 and 154,048 shares authorized as of September 30, 2023 and December 31, 2022, respectively; 66,172 and 57,595 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	6,617	5,760
Excess Stock- $0.10 par value per share: 3,000 shares authorized; no shares issued or outstanding as of September 30, 2023 and December 31, 2022	-0-	-0-
Additional Paid-In Capital	414,888	343,189
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total UMH Properties, Inc. Shareholders’ Equity	675,623	548,964
Non-Controlling Interest in Consolidated Subsidiaries	2,124	2,232
Total Shareholders’ Equity	677,747	551,196

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,392,884	$1,344,596

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 4

Consolidated Statements of Income (Loss)

(in thousands except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
INCOME:
Rental and Related Income	$48,135	$42,893	$140,503	$126,699
Sales of Manufactured Homes	7,909	9,044	23,438	20,329
TOTAL INCOME	56,044	51,937	163,941	147,028

EXPENSES:
Community Operating Expenses	20,673	19,181	60,795	56,175
Cost of Sales of Manufactured Homes	5,334	6,330	16,059	14,150
Selling Expenses	1,792	1,625	5,269	3,994
General and Administrative Expenses	4,491	5,150	14,654	13,348
Depreciation Expense	14,147	12,302	41,271	36,003
TOTAL EXPENSES	46,437	44,588	138,048	123,670

OTHER INCOME (EXPENSE):
Interest Income	1,306	1,080	3,661	3,058
Dividend Income	508	699	1,745	2,200
Gain (Loss) on Sales of Marketable Securities, net	226	(6,405)	183	24,316
Decrease in Fair Value of Marketable Securities	(5,496)	(1,230)	(10,439)	(43,024)
Other Income	235	366	850	782
Loss on Investment in Joint Venture	(165)	(116)	(645)	(373)
Interest Expense	(7,694)	(6,951)	(24,662)	(18,852)
TOTAL OTHER INCOME (EXPENSE)	(11,080)	(12,557)	(29,307)	(31,893)

Loss before Gain (Loss) on Sales of Investment Property and Equipment	(1,473)	(5,208)	(3,414)	(8,535)
Gain (Loss) on Sales of Investment Property and Equipment	(26)	(10)	11	(96)
NET LOSS	(1,499)	(5,218)	(3,403)	(8,631)

Preferred Dividends	(4,364)	(4,588)	(12,251)	(19,788)
Loss Attributable to Non-Controlling Interest	32	61	108	61
Redemption of Preferred Stock	-0-	-0-	-0-	(8,190)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,831)	$(9,745)	$(15,546)	$(36,548)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE –
Basic and Diluted	$(0.09)	$(0.18)	$(0.25)	$(0.68)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	65,076	54,891	61,853	53,746

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 5

Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,403)	$(8,631)
Non-Cash Items Included in Net Loss:
Depreciation	41,271	36,003
Amortization of Financing Costs	1,592	1,445
Stock Compensation Expense	4,010	3,912
Provision for Uncollectible Notes and Other Receivables	1,332	979
Gain on Sales of Marketable Securities, net	(183)	(24,316)
Decrease in Fair Value of Marketable Securities	10,439	43,024
(Gain) Loss on Sales of Investment Property and Equipment	(11)	96
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	49,518	(33,547)
Notes and Other Receivables, net of notes acquired with acquisitions	(12,645)	(10,054)
Prepaid Expenses and Other Assets	1,612	(3,759)
Accounts Payable	(409)	2,494
Accrued Liabilities and Deposits	(3,815)	(3,017)
Tenant Security Deposits	1,007	454
Net Cash Provided by Operating Activities	90,315	5,083

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	(3,679)	(44,684)
Purchase of Investment Property and Equipment	(108,616)	(53,677)
Proceeds from Sales of Investment Property and Equipment	2,282	2,522
Additions to Land Development Costs	(24,310)	(16,597)
Purchase of Marketable Securities	(17)	(14)
Proceeds from Sales of Marketable Securities	4,323	55,836
Investment in Joint Venture	(4,910)	(1,821)
Net Cash Used in Investing Activities	(134,927)	(58,435)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages	-0-	59,801
Net (Payments) Proceeds from Short-Term Borrowings	(8,338)	80,437
Principal Payments of Mortgages and Loans	(67,429)	(11,855)
Proceeds from Bond Issuance	-0-	102,670
Financing Costs on Debt	(871)	(5,761)
Investments from Non-Controlling Interest	-0-	2,250
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	46,792	110
Payments on Redemption of Preferred Stock	-0-	(247,100)
Proceeds from At-The-Market Common Equity Program, net of offering costs	121,964	62,753
Proceeds from Issuance of Common Stock in the DRIP, net of dividend reinvestments	4,807	3,210
Proceeds from Exercise of Stock Options	734	4,195
Preferred Dividends Paid	(12,251)	(21,178)
Common Dividends Paid, net of dividend reinvestments	(36,102)	(30,109)
Net Cash Provided by (Used in) Financing Activities	49,306	(577)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	4,694	(53,929)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	40,876	125,026
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$45,570	$71,097

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 6

Reconciliation of Net Loss to Adjusted EBITDA and Net Loss Attributable to Common Shareholders to FFO and Normalized FFO

(in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Reconciliation of Net Loss to Adjusted EBITDA
Net Loss	$(1,499)	$(5,218)	$(3,403)	$(8,631)
Interest Expense	7,694	6,951	24,662	18,852
Franchise Taxes	101	96	302	288
Depreciation Expense	14,147	12,302	41,271	36,003
Depreciation Expense from Unconsolidated Joint Venture	179	90	504	257
Decrease in Fair Value of Marketable Securities	5,496	1,230	10,439	43,024
(Gain) Loss on Sales of Marketable Securities, net	(226)	6,405	(183)	(24,316)
Adjusted EBITDA	25,892	21,856	73,592	65,477
Non- Recurring Other Expense (2)	73	1,386	1,103	2,642
Adjusted EBITDA without Non-recurring Other Expense	$25,965	$23,242	$74,695	$68,119

Reconciliation of Net Loss Attributable to Common Shareholders to Funds from Operations
Net Loss Attributable to Common Shareholders	$(5,831)	$(9,745)	$(15,546)	$(36,548)
Depreciation Expense	14,147	12,302	41,271	36,003
Depreciation Expense from Unconsolidated Joint Venture	179	90	504	257
(Gain) Loss on Sales of Investment Property and Equipment	26	10	(11)	96
Decrease in Fair Value of Marketable Securities	5,496	1,230	10,439	43,024
(Gain) Loss on Sales of Marketable Securities, net	(226)	6,405	(183)	(24,316)
Funds from Operations Attributable to Common Shareholders (“FFO”)	13,791	10,292	36,474	18,516

Adjustments:
Redemption of Preferred Stock (1)	-0-	896	-0-	12,916
Amortization of Financing Costs (1)	536	505	1,592	1,445
Non- Recurring Other Expense (2)	73	1,386	1,103	2,642
Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”) (1)	$14,400	$13,079	$39,169	$35,519

(1) Normalized FFO as previously reported for the three and nine months ended September 30, 2022, were $11,678 and $29,348, respectively. During 2022, the Company incurred the carrying cost of excess cash for the redemption of preferred stock. Additionally, due to the change in sources of capital, amortization expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three and nine months ended September 30, 2023 and 2022. After making these adjustments for the three and nine months ended September 30, 2022, Normalized FFO were $13,079 and $35,519, respectively.

(2) Consists of the previously disclosed special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($0 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($43 and $93, respectively), one-time legal fees ($25 and $75, respectively), fees related to the establishment of the OZ Fund ($0 and $37, respectively), and costs associated with acquisitions that were not completed ($5 and $36, respectively) for the three and nine months ended September 30, 2023. Consists of the previously disclosed special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $1.3 million, respectively) and non-recurring expenses for the joint venture with Nuveen ($2 and $54, respectively), early extinguishment of debt ($2 and $195, respectively), one-time legal fees ($38 and $187, respectively), fees related to the establishment of the OZ Fund ($893) and costs associated with an acquisition that was not completed ($20) for the three and nine months ended September 30, 2022.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 7

Market Capitalization, Debt and Coverage Ratios

(in thousands except per share amounts) (unaudited)

	Nine Months Ended				Year Ended
	September 30, 2023		September 30, 2022		December 31, 2022
Shares Outstanding	66,172		55,138		57,595
Market Price Per Share	$14.02		$16.15		$16.10
Equity Market Capitalization	$927,733		$890,486		$927,298
Total Debt	686,630		726,061		761,676
Preferred	279,482		215,407		225,379
Total Market Capitalization	$1,893,845		$1,831,954		$1,914,353

Total Debt	$686,630		$726,061		$761,676
Less: Cash and Cash Equivalents	(38,646)		(62,512)		(29,785)
Net Debt	647,984		663,549		731,891
Less: Marketable Securities at Fair Value (“Securities”)	(27,616)		(39,217)		(42,178)
Net Debt Less Securities	$620,368		$624,332		$689,713

Interest Expense	$24,662		$18,852		$26,439
Capitalized Interest	4,095		1,290		2,730
Preferred Dividends	12,251		19,788		23,221
Total Fixed Charges	$41,008		$39,930		$52,390

Adjusted EBITDA excluding Non-Recurring Other Expense	$74,695		$68,119		$89,926

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	34.2%		36.2%		38.2%

Net Debt Plus Preferred / Total Market Capitalization	49.0%		48.0%		50.0%

Net Debt Less Securities / Total Market Capitalization	32.8%		34.1%		36.0%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	47.5%		45.8%		47.8%

Interest Coverage	2.6	x	3.4	x	3.1	x

Fixed Charge Coverage	1.8	x	1.7	x	1.7	x

Net Debt / Adjusted EBITDA excluding Non-Recurring Other Expense	6.5	x	7.3	x	8.1	x

Net Debt Less Securities / Adjusted EBITDA excluding Non-Recurring Other Expense	6.2	x	6.9	x	7.7	x

Net Debt Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	9.3	x	9.7	x	10.6	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA excluding Non-Recurring Other Expense	9.0	x	9.2	x	10.2	x

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 8

Debt Analysis

(dollars in thousands) (unaudited)

	Nine Months Ended		Year Ended
	September 30, 2023	September 30, 2022	December 31, 2022
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$446,280	504,647	$513,709
Unamortized Debt Issuance Costs	(4,116)	(4,950)	(4,771)

Mortgages, Net of Unamortized Debt Issuance Costs	$442,164	$499,697	$508,938
Loans Payable:
Unsecured Line of Credit	$100,000	$75,000	$75,000
Other Loans Payable	45,888	52,382	79,226

Total Loans Before Unamortized Debt Issuance Costs	145,888	127,382	154,226
Unamortized Debt Issuance Costs	(1,265)	(40)	(695)

Loans, Net of Unamortized Debt Issuance Costs	$144,623	$127,342	$153,531
Bonds Payable:
Series A Bonds	$102,670	$102,670	$102,670
Unamortized Debt Issuance Costs	(2,827)	(3,648)	(3,463)

Bonds, Net of Unamortized Debt Issuance Costs	$99,843	$99,022	$99,207

Total Debt, Net of Unamortized Debt Issuance Costs	$686,630	$726,061	$761,676

% Fixed/Floating
Fixed	79.0%	82.7%	80.0%
Floating	21.0%	17.3%	20.0%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	3.88%	3.87%	3.93%
Loans Payable	7.26%	4.97%	6.76%
Bonds Payable	4.72%	4.72%	4.72%
Total Average	4.71%	4.18%	4.60%

Weighted Average Maturity (Years)
Mortgages Payable	5.0	5.1	5.1

(1)	Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 9

Debt Maturity

(in thousands) (unaudited)

As of September 30, 2023:
Year Ended	Mortgages	Loans		Bonds		Total	% of Total
2023	$-0-	$1,050		$-0-		$1,050	0.2%
2024	-0-	-0-		-0-		-0-	0.0%
2025	119,666	20,000		-0-		139,666	20.1%
2026	37,441	100,000	(1)	-0-		137,441	19.8%
2027	39,235	-0-		102,670	(2)	141,905	20.4%
Thereafter	249,938	24,838		-0-		274,776	39.5%

Total Debt Before Unamortized Debt Issuance Cost	446,280	145,888		102,670		694,838	100.0%

Unamortized Debt Issuance Cost	(4,116)	(1,265)		(2,827)		(8,208)

Total Debt, Net of Unamortized Debt Issuance Costs	$442,164	$144,623		$99,843		$686,630

(1) Represents $100.0 million balance outstanding on the Company’s Line of Credit due November 7, 2026, with an additional one-year option.

(2) Represents $102.7 million balance outstanding of the Company’s Series A Bonds due February 28, 2027.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020	103,172	5,729	-0-	5,729
2021	113,748	5,098	2,342	7,440
2022	42,178	2,903	6,394	9,297
2023*	27,616	1,745	183	1,928

		$67,613	$27,588	$95,201

*For the nine months ended September 30, 2023.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 11

Property Summary and Snapshot

(unaudited)

	September 30, 2023	September 30, 2022	% Change

Communities	135	132	2.3%
Developed Sites	25,778	24,975	3.2%
Occupied	22,294	21,198	5.2%
Occupancy %	86.5%	84.9%	160	bps
Total Rentals	9,877	8,999	9.8%
Occupied Rentals	9,308	8,489	9.6%
Rental Occupancy %	94.2%	94.3%	(10	bps)
Monthly Rent Per Site	$514	$492	4.5%
Monthly Rent Per Home Rental Including Site	$922	$854	8.0%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)
Alabama	2	69	62	7	325	129	39.7%	$189	105	96	91.4%	$1,024
Georgia	1	26	26	-0-	118	1	0.8%	$450	-0-	-0-	N/A	N/A
Indiana	14	1,105	893	212	4,021	3,552	88.3%	$471	1,898	1,779	93.7%	$908
Maryland	1	77	10	67	63	62	98.4%	$621	-0-	-0-	N/A	N/A
Michigan	4	241	222	19	1,089	914	83.9%	$485	367	347	94.6%	$959
New Jersey	5	390	226	164	1,266	1,219	96.3%	$686	46	42	91.3%	$1,216
New York	8	698	323	375	1,364	1,170	85.8%	$608	474	438	92.4%	$1,076
Ohio	38	2,043	1,516	527	7,301	6,341	86.9%	$469	2,885	2,741	95.0%	$875
Pennsylvania	53	2,409	1,890	519	7,972	6,930	86.9%	$540	3,084	2,896	93.9%	$924
South Carolina	2	63	55	8	319	185	58.0%	$212	123	106	86.2%	$999
Tennessee	7	544	316	228	1,940	1,791	92.3%	$536	895	863	96.4%	$961
Total as of September 30, 2023	135	7,665	5,539	2,126	25,778	22,294	86.5%	$514	9,877	9,308	94.2%	$922

(1)	Total and Vacant Acreage of 220 for Mountain View Estates and 61 for Struble Ridge are included in the above summary.
(2)	Includes home and site rent charges.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 12

Same Property Statistics

(in thousands) unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2023	September 30, 2022	Change	% Change	September 30, 2023	September 30, 2022	Change	% Change
Community Net Operating Income

Rental and Related Income	$46,316	$42,113	$4,203	10.0%	$135,618	$125,121	$10,497	8.4%
Community Operating Expenses	18,808	17,750	1,058	6.0%	55,508	52,549	2,959	5.6%

Community NOI	$27,508	$24,363	$3,145	12.9%	$80,110	$72,572	$7,538	10.4%

	September 30, 2023	September 30, 2022	Change

Total Sites	23,973	23,921	0.2%
Occupied Sites	21,192	20,646	546 sites, 2.6%
Occupancy %	88.4%	86.3%	210 bps
Number of Properties	126	126	N/A
Total Rentals	9,671	8,895	8.7%
Occupied Rentals	9,123	8,395	8.7%
Rental Occupancy	94.3%	94.4%	(10bps )
Monthly Rent Per Site	$519	$493	5.3%
Monthly Rent Per Home Including Site	$918	$853	7.6%

Same Property includes all properties owned as of January 1, 2022, with the exception of Memphis Blues and Duck River Estates.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 13

Acquisitions Summary

(dollars in thousands)

Year of Acquisition	Number of Communities	Sites	Occupancy % at Acquisition	Purchase Price	Price Per Site	Total Acres
2020	2	310	64%	$7,840	$25	48
2021	3	543	59%	$18,300	$34	113
2022	7	1,486	66%	$86,223	$58	461
2023	1	118	-0-%	$3,650	$31	26

Property Portfolio

Marcellus & Utica Shale Region
Acquired Prior to 2023:
134 Communities and 25,700 sites
Acquired in 2023:
1 Community and 100 sites
Joint Venture:
2 Communities and 400 sites
281 acres to be developed into manufactured home communities
Communities
Total - 135
PA 40%
OH 28%
IN 10%
NY 6%
TN 5%
NJ 4%
MI 3%
AL 1%
GA 1%
MD 1%
SC 1%
25,800 Sites
Acreage
Total - 7,665
Developed
2,910
38%
Developed
2,629
35%
Vacant
877
11%
Vacant
1,249
16%
Marcellus & Utica Shale Acreage
78 Communities and 12,300 Sites
Non Marcellus & Utica Share Acreage

2023 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Mighty Oak	January 19, 2023	GA	118	$3,650	26	-0-%
Total 2023 to Date			118	$3,650	26	-0-%

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA excluding Non-Recurring Other Expense”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and gains and losses realized on marketable securities. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for amortization of financing costs and certain one-time charges. Community NOI and Same Property NOI provide a measure of rental operations and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA excluding Non-Recurring Other Expense provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), is calculated to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities and change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding amortization and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 65.6 million and 62.5 million shares for the three and nine months ended September 30, 2023, respectively, and 55.6 million and 54.7 million shares for the three and nine months ended September 30, 2022, respectively. Common stock equivalents resulting from stock options in the amount of 478,000 and 655,000 for the three and nine months ended September 30, 2023, respectively, and 728,000 and 956,000 shares for the three and nine months ended September 30, 2022, respectively, were excluded from the computation of Diluted Net Loss per Share as their effect would have been anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2022, with the exception of Memphis Blues and Duck River Estates.

Adjusted EBITDA excluding Non-Recurring Other Expense is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, the change in the fair value of marketable securities and the gain (loss) on sales of marketable securities, adjusted for non-recurring other expenses.

Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO should not be considered as substitutes for net income (loss) applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA excluding Non-Recurring Other Expense, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 15

Press Release Dated November 8, 2023

FOR IMMEDIATE RELEASE	November 8, 2023
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE THIRD QUARTER ENDED

SEPTEMBER 30, 2023

FREEHOLD, NJ, November 8, 2023........ UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) reported Total Income for the quarter ended September 30, 2023 of $56.0 million, as compared to $51.9 million for the quarter ended September 30, 2022, representing an increase of 7.9%. Net Loss Attributable to Common Shareholders amounted to $5.8 million or $0.09 per diluted share for the quarter ended September 30, 2023, as compared to a Net Loss of $9.7 million or $0.18 per diluted share for the quarter ended September 30, 2022, representing a 100% per diluted share increase. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $14.4 million or $0.22 per diluted share for the quarter ended September 30, 2023, as compared to $13.1 million or $0.24 per diluted share for the quarter ended September 30, 2022, and $13.0 million or $0.21 per diluted share for the quarter ended June 30, 2023, representing a 4.8% per diluted share increase sequentially.

A summary of significant financial information for the three and nine months ended September 30, 2023 and 2022 is as follows (in thousands except per share amounts):

	Three Months Ended
	September 30,
	2023	2022

Total Income	$56,044	$51,937
Total Expenses	$46,437	$44,588
Net Loss Attributable to Common Shareholders	$(5,831)	$(9,745)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.09)	$(0.18)
FFO (1)	$13,791	$10,292
FFO (1) per Diluted Common Share	$0.21	$0.19
Normalized FFO (1)	$14,400	$13,079
Normalized FFO (1) per Diluted Common Share	$0.22	$0.24
Diluted Weighted Average Shares Outstanding	65,076	54,891

	Nine Months Ended
	September 30,
	2023	2022

Total Income	$163,941	$147,028
Total Expenses	$138,048	$123,670
Net Loss Attributable to Common Shareholders	$(15,546)	$(36,548)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.25)	$(0.68)
FFO (1)	$36,474	$18,516
FFO (1) per Diluted Common Share	$0.58	$0.34
Normalized FFO (1)	$39,169	$35,519
Normalized FFO (1) per Diluted Common Share	$0.63	$0.65
Diluted Weighted Average Shares Outstanding	61,853	53,746

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 16

A summary of significant balance sheet information as of September 30, 2023 and December 31, 2022 is as follows (in thousands):

	September 30, 2023	December 31, 2022

Gross Real Estate Investments	$1,498,183	$1,391,588
Total Assets	$1,392,884	$1,344,596
Mortgages Payable, net	$442,164	$508,938
Loans Payable, net	$144,623	$153,531
Bonds Payable, net	$99,843	$99,207
Total Shareholders’ Equity	$677,747	$551,196

Samuel A. Landy, President and CEO, commented on the results of the third quarter of 2023.

“We are pleased to announce another solid quarter of operating results. During the quarter, we:

●	Increased Rental and Related Income by 12.2%;
●	Increased Community Net Operating Income (“NOI”) by 15.8%;
●	Increased Same Property NOI by 12.9%;
●	Increased Same Property Occupancy by 210 basis points from 86.3% to 88.4%;
●	Improved our Same Property expense ratio from 42.1% in the third quarter of 2022 to 40.6% at quarter end;
●	Increased our rental home portfolio by 245 homes from June 30, 2023 and 779 homes from yearend 2022 to approximately 9,900 total rental homes, representing an increase of 8.6%;
●	Issued and sold approximately 2.8 million shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $15.93 per share, generating gross proceeds of $44.5 million and net proceeds of $43.5 million, after offering expenses;
●	Issued and sold approximately 578,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $21.43 per share, generating gross proceeds of $12.4 million and net proceeds of $12.2 million, after offering expenses;
●	Expanded our revolving line of credit from $20 million to $35 million;
●	Subsequent to quarter end, issued and sold approximately 190,000 shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $13.98 per share, generating gross proceeds of $2.7 million and net proceeds of $2.6 million, after offering expenses; and
●	Subsequent to quarter end, issued and sold approximately 44,000 shares of Series D Preferred Stock through our At-the-Market Sale Program at a weighted average price of $21.08 per share, generating gross proceeds of $931,000 and net proceeds of $916,000, after offering expenses.”

Mr. Landy stated, “We are pleased to report that Normalized FFO for the third quarter of 2023 was $0.22 per share as compared to $0.21 per share in the second quarter and $0.20 in the first quarter resulting in an approximate 5% per quarter increase each quarter. Our solid operating results are resulting in per share earnings growth despite the impact that higher interest rates have had on the real estate industry.”

“At the beginning of the year, UMH was faced with the challenge of installing and occupying over 1,300 new inventory units. Our team has stood up to this challenge and we have rented 900 new homes, an average of 100 homes per month, through the first nine months of the year. Our inventory levels have returned to normal levels, approximately 400 units, and our floorplan lines have largely been paid off. Manufacturer backlogs have been reduced and we can now order just in time inventory allowing us to no longer carry large amounts of inventory. This will allow us to continue to generate similar results next year without negatively impacting our financial results through elevated interest expenses and the associated carrying costs of inventory.”

“Our same property operating results demonstrate the effectiveness of our long-term value-added business plan. Year over year, same property occupancy has increased by 546 sites, or 210 basis points, to 88.4%. This occupancy growth and our annual rent increases generated same property rental and related income growth of 10.0% for the quarter and 8.4% for the first nine months of the year. Same property NOI increased 12.9% for the quarter and 10.4% for the first nine months of the year. These increases in same property occupancy, rental and related income and in NOI substantially increases the value of our communities.”

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 17

“Sales of manufactured homes are at $23.4 million for the year, representing an increase of 15.3%. We have sold 264 homes this year of which 122 were new home sales, averaging $134,000 per sale, and 142 were used home sales, averaging $50,000 per sale. We are on track to break our all time sales record of $28.1 million and may reach our sales goal of $30 million.”

“UMH has accomplished a great deal this year which has laid the foundation for additional earnings growth in the coming quarters.”

UMH Properties, Inc. will host its Third Quarter 2023 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Thursday, November 9, 2023, at 10:00 a.m. Eastern Time.

The Company’s 2023 third quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financials” section.

To participate in the webcast, select the webcast icon on the homepage of the Company’s website at www.umh.reit, in the Upcoming Events section. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, November 9, 2023, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 5082598. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 135 manufactured home communities containing approximately 25,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina and Georgia. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities, and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the gains and losses realized on marketable securities investments and the change in the fair value of marketable securities from our FFO calculation. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO excluding amortization and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 18

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 65.6 million and 62.5 million shares for the three and nine months ended September 30, 2023, respectively, and 55.6 million and 54.7 million shares for the three and nine months ended September 30, 2022, respectively. Common stock equivalents resulting from stock options in the amount of 478,000 and 655,000 shares for the three and nine months ended September 30, 2023, respectively, were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive. Common stock equivalents resulting from stock options in the amount of 728,000 and 956,000 shares for the three and nine months ended September 30, 2022, respectively, were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three and nine months ended September 30, 2023 and 2022 are calculated as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Loss Attributable to Common Shareholders	$(5,831)	$(9,745)	$(15,546)	$(36,548)
Depreciation Expense	14,147	12,302	41,271	36,003
Depreciation Expense from Unconsolidated Joint Venture	179	90	504	257
(Gain) Loss on Sales of Investment Property and Equipment	26	10	(11)	96
Decrease in Fair Value of Marketable Securities	5,496	1,230	10,439	43,024
(Gain) Loss on Sales of Marketable Securities, net	(226)	6,405	(183)	(24,316)
FFO Attributable to Common Shareholders	13,791	10,292	36,474	18,516
Redemption of Preferred Stock (2)	-0-	896	-0-	12,916
Amortization of Financing Costs(2)	536	505	1,592	1,445
Non-Recurring Other Expense (3)	73	1,386	1,103	2,642
Normalized FFO Attributable to Common Shareholders (2)	$14,400	$13,079	$39,169	$35,519

(2)	Normalized FFO as previously reported for the three and nine months ended September 30, 2022, were $11,678 and $29,348, respectively. During 2022, the Company incurred the carrying cost of excess cash for the redemption of preferred stock. Additionally, due to the change in sources of capital, amortization expense is expected to become more significant and is therefore included as an adjustment to Normalized FFO for the three and nine months ended September 30, 2023 and 2022. After making these adjustments for the three and nine months ended September 30, 2022, Normalized FFO were $13,079 and $35,519, respectively.

(3)	Consists of the previously disclosed special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($0 and $862, respectively) and non-recurring expenses for the joint venture with Nuveen ($43 and $93, respectively), one-time legal fees ($25 and $75, respectively), fees related to the establishment of the OZ Fund ($0 and $37, respectively), and costs associated with acquisitions that were not completed ($5 and $36, respectively) for the three and nine months ended September 30, 2023. Consists of the previously disclosed special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which are being expensed over the vesting period ($431 and $1.3 million, respectively) and non-recurring expenses for the joint venture with Nuveen ($2 and $54, respectively), early extinguishment of debt ($2 and $195, respectively), one-time legal fees ($38 and $187, respectively), fees related to the establishment of the OZ Fund ($893) and costs associated with an acquisition that was not completed ($20) for the three and nine months ended September 30, 2022.

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 19

The following are the cash flows provided by (used in) operating, investing and financing activities for the nine months ended September 30, 2023 and 2022 (in thousands):

	2023	2022
Operating Activities	$90,315	$5,083
Investing Activities	(134,927)	(58,435)
Financing Activities	49,306	(577)

# # # #

UMH Properties, Inc. | Third Quarter FY 2023 Supplemental Information 20